PROSPECTUS SUPPLEMENT	FILED PURSUANT TO RULE 424(B)(4)

TO PROSPECTUS DATED MARCH 28, 2001	REGISTRATION NO. 333-37072

GENENTECH, INC.

SHARES OF COMMON STOCK

     This prospectus supplement relates to the sale by certain selling shareholders of our common stock, par value $.02 per share, that was originally delivered in exchange for Liquid Yield Option Notes due 2015 issued by Roche Holdings, Inc.

     This prospectus supplement should be read in conjunction with the prospectus dated March 28, 2001, which is to be delivered with this prospectus supplement. All capitalized terms used but not defined in the prospectus supplement shall have the meanings given them in the prospectus.

     The table below sets forth information as of the date hereof concerning beneficial ownership of the common stock of the selling shareholders as listed below. All information concerning beneficial ownership has been furnished by the selling shareholders.

	NUMBER OF SHARES OF		NUMBER OF SHARES OF
	COMMON STOCK		COMMON STOCK	PERCENTAGE OF
	OWNED PRIOR TO	NUMBER OF	OWNED AFTER THE	COMMON STOCK
NAME	OFFERING	SHARES OFFERED	OFFERING	OUTSTANDING

Newport Alternative	16,657	16,657	0
Income Fund				*

Silvercreek Limited	89,733	89,733	0
Partnership				*

OIP Limited	20,595	20,595	0	*

Silvercreek II Limited	46,078	46,078	0	*

GLG Market Neutral	1,331,028	1,331,028	0	*
Fund

Objectif Convertible	34,612	34,612	0	*
Sicav.

PRS Convertible	4,326	4,326	0	*
Arbitrage Master Fund

* Less than 1%

THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE
“RISK FACTORS” BEGINNING ON PAGE 3 OF THE PROSPECTUS.
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES AND
EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus Supplement is May 5, 2004.